EXHIBIT M
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Floating Rate Strategic Income Fund
Class A Shares

This Exhibit M to the Distribution Plan is adopted as of the                                                                                                     day of August, 2010, by Federated Income Securities Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.10 of 1% of the average aggregate net asset value of the Class A Shares of Federated Floating Rate Strategic Income Fund held during the month.

Witness the due execution hereof this 1st day of September, 2010.

FEDERATED INCOME SECURITIES TRUST

By:
Name:  J. Christopher Donahue
Title:  President

   9/17/10 9:32 AM

EXHIBIT N
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Floating Rate Strategic Income Fund
Class C Shares

This Exhibit N to the Distribution Plan is adopted as of the                                                                                                      day of August, 2010, by Federated Income Securities Trust with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Floating Rate Strategic Income Fund held during the month.

Witness the due execution hereof this 1st day of September, 2010.

FEDERATED INCOME SECURITIES TRUST

By:
Name:  J. Christopher Donahue
Title:  President

EXHIBIT O
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Global Macro Bond Fund
Class A Shares

This Exhibit O to the Distribution Plan is adopted as of the 13th day of August, 2010, by Federated Income Securities Trust with respect to the Class A Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated Global Macro Bond Fund held during the month.

Witness the due execution hereof this 1st day of September, 2010.

FEDERATED INCOME SECURITIES TRUST

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

EXHIBIT P
to the
Distribution Plan

FEDERATED INCOME SECURITIES TRUST:

Federated Global Macro Bond Fund
Class C Shares

This Exhibit P to the Distribution Plan is adopted as of the 13th day of August, 2010, by Federated Income Securities Trust with respect to the Class C Shares of the portfolio of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Global Macro Bond Fund held during the month.

Witness the due execution hereof this 1st day of September, 2010.

FEDERATED INCOME SECURITIES TRUST

By: /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President